Exhibit 99.1

ARBITRATION PROCEEDING
BEFORE JUDICIAL ARBITRATION AND MEDIATION SERVICES

PROGRESSIVE CONCEPTS, INC. Claimant, v. NEW CINGULAR WIRELESS PCS, LLC AND AT&T MOBILITY TEXAS LLC Respondents.	§ § § § § § § § § §

INITIAL STATEMENT OF CLAIM

Claimant Progressive Concepts, Inc. dba Hawk Electronics ("PCI") provides this Initial Statement of Claim in support of its Demand for Arbitration submitted concurrently herewith.  PCI reserves the right to supplement or amend this Statement of Claim as this arbitration progresses.

I.  SUMMARY OF CLAIM

                                1.  PCI is the largest remaining master distributor of AT&T cellular products and services in the United States.  PCI entered into an exclusive contractual relationship with a predecessor of AT&T Wireless more than twenty-five years ago, when the consumer mobile and cellular telecommunications industry was still in its infancy.  While other companies of its kind have been phased out as wireless technology and services have evolved, PCI thrived, distinguishing itself over the course of decades through its superior customer service and satisfaction, technical expertise, and well-trained professionals.  PCI is not a traditional wholesaler, reseller, or agent of AT&T services.  PCI provides a broad range of customer support, billing, and retail services to its customers, who interact directly with PCI, not AT&T, representatives.  Beginning in approximately mid-2007, however (coinciding roughly with the AT&T Wireless/Cingular Wireless merger), PCI's business has steadily eroded due to the consistently anticompetitive behavior of its putative partner, AT&T, which in its own efforts to achieve market dominance, appears intent on destroying PCI.

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                                2.  For the past two years, AT&T has breached and repudiated its contractual obligations to PCI in PCI's largest market area, Dallas-Fort Worth.  It has forced customers to end their relationships with PCI and induced thousands of customers away from PCI through aggressive and targeted marketing, its refusal to allow PCI to offer AT&T services and equipment, and otherwise interfering with PCI's ability to service and satisfy its customer base of tens of thousands, all in derogation of its specific duties under the parties' controlling Distribution Agreement.  While PCI has attempted to negotiate with AT&T for the purpose of obviating the need for legal action, such attempts have failed.  PCI can no longer sit back and be slowly destroyed by AT&T, as AT&T steadily bleeds PCI of its greatest assets—its customers.  Accordingly, PCI has been forced to initiate this arbitration.

II.  PARTIES AND AGREEMENT TO ARBITRATE

                                3.  PCI is a corporation organized under the laws of the State of Texas with its principal place of business at 5718 Airport Freeway, Fort Worth, Texas 76117.  PCI may be reached through its counsel of record, Michael L. Dinnin and William J. Moore, at Bracewell & Giuliani LLP, 1445 Ross Avenue, Suite 3800, Dallas, Texas 75202-2711.

                                4.  New Cingular Wireless PCS, LLC is a Delaware limited liability company with its principle place of business at 5565 Glenridge Connector, Suite 510, Atlanta, GA 30342.  It is sole member of AT&T Mobility Texas LLC, successor in interest to Houston Cellular Telephone Company, L.P. (of which New Cingular Wireless PCS, LLC was general partner), successor in interest to Dallas SMSA Limited Partnership, successor in interest to Southwestern Bell Wireless, Inc.  AT&T Mobility Texas LLC is a Delaware limited liability company with its principle place of business at 701 Brazos St., Suite 1050, Austin, TX, 78701-3232.  New Cingular Wireless PCS, LLC is a wholly-owned indirect subsidiary of AT&T, Inc., and its sole member is AT&T Mobility II LLC.  For convenience, Respondents shall be collectively referred to herein as "AT&T."

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                                5.  PCI and a predecessor in interest of AT&T, Southwestern Bell Wireless, Inc. ("SWBW") entered into a Distributorship Agreement, effective September 1, 1999 (the "Distribution Agreement"), which, as amended, controls the relationship between these two entities in the Dallas-Fort Worth and Sherman-Denison areas.  The Distribution Agreement, as amended, is attached hereto as Exhibit A.  Article XXXVI of the Distribution provides that any dispute arising out of or related to the Distribution Agreement that cannot be resolved by negotiation shall be settled by binding arbitration under JAMS rules, with venue in either Dallas County or Tarrant County, Texas.  The parties have negotiated at length regarding their relationship, including negotiating about the disputes described herein, but such negotiations have not been successful.  Accordingly, PCI has been forced by AT&T to initiate this arbitration.

III.  BACKGROUND OF THE DISPUTE

                                6.  PCI is a retail, wholesale, and billing services operating company that performs a variety of management services for its various forms of customers, including but not limited to the provision of wireless and other products including billing, accounting, collections, staffing, payroll and marketing services.  PCI also sells cellular telephones, cellular telephone accessories, cellular service plans, along with proprietary warranty programs and third-party insurance plans which it directly bills to individual consumers, businesses, and government agencies. All such products and services are sold through its retail stores known locally as Hawk Electronics, its own direct sales force, its own call center, and through its own Internet sites.  In addition, PCI's business includes the sale of cellular related equipment and accessories, car audio / video products, and virtually all forms of consumer electronics through its wholesale distribution business unit, its retail stores, and the Internet.  PCI’s primary business is the sale and service of cellular services and products under its Distribution Agreement with AT&T.

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                                7.  The Distribution Agreement granted PCI the right to sell and required AT&T to provide Mobile Services and Commercial Mobile Radio Services ("CMRS") and other Authorized Services1, as well as related retail equipment, on behalf of AT&T, and granted PCI the right to provide billing, collection, and customer support services to the customers to whom PCI sells CMRS and Authorized Services in certain North Texas areas ("Service Area").  The Distribution Agreement included an exclusivity provision designed to protect AT&T, which generally prohibited PCI from offering Authorized Services in the Service Area of any other Common Carrier or Reseller other than AT&T.  Exhibit A, art. IV.  More specifically, the Distribution Agreement provided that, during its term, PCI "shall not sell or promote (or induce or influence a prospective customer to purchase), in the Area, PCS, SMR, or CRS, or any CMRS service of any Common Carrier or Reseller other than [AT&T]."  Id.

                                8.  Article III(C) of the Distribution Agreement provided in part for the designation of SWBW services: "If Distributor desires to provide a CMRS service that is offered by SWBW in the Area, then Distributor may designate such CMRS service as an "Authorized Service" by written notice to SWBW, which PCI so designated.  Similarly, Article VII(A) requires AT&T to provide those Authorized Services as Designated by PCI to Subscribers billed by PCI.

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1  Capitalized terms not defined herein shall have the meaning set forth in the Distribution Agreement.

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                                9.  Likewise, the Second Amendment to the Distribution Agreement, effective June 1, 2007, required that AT&T "make available to Distributor, for resale to Subscribers by Distributor, all retail equipment that is made available to [AT&T's] indirect Authorized Dealers/Agents who operate and sell such equipment in the North Texas market area of [AT&T] subject to the same terms and conditions applicable to such Authorized Dealers/Agents."  See Distribution Agreement, Second Amendment, ¶ 2.

                               10.  The Distribution Agreement also contains a "Non-Solicitation" provision, which states that the parties "will not, at any time during the Term, target, solicit, or induce any existing customer billed by the other party, whom such party knows or has reason to know is billed by the other party, to switch its billing and customer support services from the other party to itself."  See Distribution Agreement, art. V.

                               11.  Until 2007, AT&T had rarely, if ever, denied PCI the right to offer any services or products that AT&T offered, to PCI's own customers.  In fact, PCI was historically required to offer the same products and services as those offered by AT&T.

                               12.  This began to change in 2007, when AT&T Wireless merged with Cingular Wireless (successor in interest to SWBW).  After, and as a result of the merger, AT&T greatly increased its number of retail stores in the Service Area, this despite AT&T representing to PCI that AT&T would "rationalize" its number of retail outlets in the area, which now effectively surround PCI stores, all the while reducing the number of Cingular / AT&T retail stores in other market areas.

                               13.  Later in 2007, PCI and AT&T agreed to resolve a dispute unrelated to the issues raised in this arbitration proceeding by way of a Compromise Settlement and Release Agreement ("Settlement Agreement"), which Settlement became effective June 1, 2007.

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                               14.  In late June, 2007, Apple, Inc. introduced the iPhone to American markets, in an exclusive distribution and wireless services partnership with AT&T.  AT&T was at the time, and remains today, the only authorized Carrier provider for the iPhone.

                               15.  Around this same time, AT&T began engaging in a pattern of anticompetitive behavior that appears to be designed to shoulder PCI, and potentially other more traditional resellers and agents, out of the wireless market.  For all years of the parties' relationship prior to entering into the Settlement Agreement, there existed a predictable "churn" of customer transfers between PCI and AT&T, with more subscribers generally transferring to PCI than vice versa, due in large part to PCI’s relatively higher customer service and satisfaction attributes.  Subsequent to the merger of AT&T and Cingular, and shortly after AT&T entered into the Settlement Agreement with PCI, that churn shifted dramatically in favor of AT&T.

                               16.  Specifically, AT&T, through aggressive marketing, advertising, and promotion—even direct contact with customers—and by offering services and products to PCI customers which AT&T wrongfully refused to make available through PCI, has induced hundreds of Subscribers per month away from PCI directly to AT&T.  When the Settlement Agreement was executed in June 2007, PCI serviced approximately 84,000 subscribers in the Service Area, a Customer Base that had steadily grown until that time.  Since that time, more than 12,500 subscribers have transferred their accounts to AT&T, approximately half solely due to the exclusive availability of the iPhone at AT&T and Apple stores only.

                               17.  AT&T has aggressively advertised, marketed and promoted a variety of services and equipment since June 2007 that it refuses to allow PCI to offer.  These services and equipment include the iPhone, U-Verse TV, bundled billing services (local and long distance, Dish Satellite TV, and free toll charges, among others), Netbooks; wireless safety services such as Family Mapping (family/child location services) and Smart Limits (parental control features for protecting children from texting, late-night calls and data access); and, from time to time, other enhanced and specialized services.  Furthermore, despite AT&T's knowledge, or access to knowledge, about existing PCI customers, AT&T has failed to take any measures to prevent these products, services and promotions from reaching PCI customers—and upon information and belief, has even made direct contact with customers to sell such products and services.

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                               18.  The Distribution Agreement expired by its terms on August 31, 2009, though many of the parties' rights and obligations, including the Non-Solicitation provisions set forth therein, survive the Distribution Agreement’s natural expiration indefinitely.  For example, all accrued damages for solicitation/inducement survive the expiration of the Distribution Agreement, as set forth in Article V, and AT&T retains the obligation not to "target, solicit, or induce any Subscribers being billed by Distributor after the termination or expiration of this Agreement to switch its billing and customer support services from Distributor to SWBW."  Distribution Agreement, art. XIX(E).  Further, PCI has the right to, and elected in writing to, continue serving its Customer Base until no more Subscribers remain therein, and as a result, all terms and conditions of the Distribution Agreement necessary for PCI to continue providing the Customer Base with billing and customer support services continue to apply.  Distribution Agreement, art. XIX(A).

                               19.  Accordingly, PCI continues to service its current Customer Base of approximately 72,000 Subscribers, which because of the actions of AT&T, continues to dramatically and prematurely dissipate, to the detriment of PCI and to the benefit of AT&T.  Meanwhile, AT&T continues to engage in the unlawful, predatory, and oppressive conduct described above.

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IV.  CLAIMS

    A.  Breach of Contract – Non-Solicitation

                               20.  Paragraphs 1 through 19 above, are hereby incorporated by reference and realleged at this point.

                               21.  The Distribution Agreement and amendments thereto constitute a binding and enforceable contract.  PCI has performed its obligations under such contract, and all conditions precedent to recovery have been satisfied.

                               22.  Without justification or excuse, AT&T has failed to honor its side of the bargain by targeting, soliciting, and inducing PCI's Subscribers to transfer to AT&T, and has repudiated its obligation not to do so.  As a result of AT&T's failure to comply with the non-solicitation provisions in the Distribution, PCI has suffered and continues to suffer significant direct and consequential damages.

    B.  Breach of Contract – Failure to Provide PCI with CMRS Services and Equipment

                               23.  Paragraphs 1 through 22, above, are hereby incorporated by reference and realleged at this point.

                               24.  Without justification or excuse, AT&T has unreasonably failed and refused to provide PCI with services and/or to designate CMRS Services, including but not limited to iPhone service, as Authorized Services which PCI could and is generally required to offer to its Subscribers, in violation of Articles III(C) and VII(A) of the Distribution Agreement, as described above.  AT&T has also refused to make available certain retail equipment, including the iPhone, that it has made available to indirect Authorized Dealers and Agents, such as Wal-Mart and Best Buy, in violation of the Second Amendment to the Distribution Agreement.  As a result of these breaches of the Distribution Agreement, PCI has suffered and continues to suffer significant direct and consequential damages.

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    C.  Conversion

                               25.  Paragraphs 1 through 23, above, are hereby incorporated by reference and realleged at this point.

                               26.  PCI had and continues to have the right to immediate possession of its Customer Base of tens of thousands of Subscribers and the valuable accounts associated with these Subscribers.  However, AT&T has intentionally raided these Subscriber accounts, resulting in unlawful and continuing billing transfers in the tens of thousands.  AT&T continue to exercise dominion or control over the Subscribers and customer accounts, constituting conversion.  Accordingly, PCI hereby seeks its actual damages from AT&T resulting from such conversion.

    D.  Tortious Interference with Existing and Prospective Relations

                               27.  Paragraphs 1 through 26, above, are hereby incorporated by reference and realleged at this point.

                               28.  AT&T has tortiously interfered with both PCI's existing and prospective customer relationships.  AT&T's failure to uphold the terms of the Distribution Agreement and its refusal to allow PCI to offer services like the iPhone not only kept potential customers from selecting PCI, but also drove away PCI's existing customers. Up until AT&T's disregard of its responsibilities under the Distribution Agreement, PCI had enjoyed a steady and predictable growth rate of Subscribers for nearly 25 years.  This growth rate would have continued—and would have substantially increased, just as AT&T's customer base has increased since the introduction of the iPhone—if not for the wrongful conduct of AT&T.  Beyond simply withholding the iPhone from PCI, AT&T's active interference with PCI's existing customer relationships through aggressive marketing campaigns and other contact, completely lacking in any attempt to avoid PCI customers despite such a requirement under the Distribution Agreement, has resulted in an ever-growing transfer of thousands of Subscribers from PCI to AT&T billing accounts.  Such wrongs were committed willfully and intentionally, and AT&T's conduct is neither justified nor privileged.  As a result of AT&T's tortious interference with PCI's prospective and existing relationships, PCI has suffered significant direct and consequential damages.

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    E.  Declaratory Judgment

                               29.  Paragraphs 1 through 28, above, are hereby incorporated by reference and realleged at this point.

                               30.  Chapter 37 of Texas Civil Practice and Remedies Code provides a way to "settle and afford relief from uncertainty and insecurity with respect to rights, status, and other legal relations."  TEX. CIV. PRAC. & REM. CODE § 37.002(b).  Pursuant to Section 37.004(a) of the Texas Civil Practice & Remedies Code, a person or organization interested under a contract or other writings "may have determined any question of construction or validity arising under the instrument . . . [or] contract."

                               31.  As set forth in more detail above, there is a justiciable controversy about the rights and status of the parties to the Distribution Agreement, and a declaration would resolve such controversy.

                               32.  PCI seeks a declaration and interpretation from the arbitrator as to AT&T's continuing obligations under the Distribution Agreement, including but not limited to whether AT&T's course of conduct violates the non-solicitation provisions of the Distribution Agreement and/or otherwise violates the terms and conditions of the Distribution Agreement necessary for PCI to continue servicing its Customer Base.

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    F.  Claim for Attorneys' Fees

                               33.  Paragraphs 1 through 32, above, are hereby incorporated by reference and realleged at this point.

                               34.  PCI seeks recovery of any and all reasonable and necessary attorneys' fees and costs incurred in connection with this arbitration, pursuant to Section 37.009 and Chapter 38 of the Texas Civil Practice & Remedies Code.

REQUEST FOR RELIEF

                               35.  PCI requests that it be awarded its actual, direct damages for the current and future loss of its Subscribers to AT&T, as well as consequential damages that have naturally and foreseeably flowed from AT&T's wrongful acts, and which will continue to accrue.  The liquidated damages provisions set forth in the Distribution Agreement's Non-Solicitation provision do not reasonably forecast PCI's actual damage, which was capable of reasonable estimation when the Distribution Agreement was made.  However, PCI requests in the alternative to an award of actual damages that it be awarded liquidated damages for past and future lost Subscribers, of $1,000.00/Subscriber, resulting from AT&T's breach and repudiation of its non-solicitation obligations under the Distribution Agreement.  In the further alternative, PCI requests damages for the destruction of its business, arising from AT&T's forced erosion of PCI's Customer Base.  PCI's total damages approach, and will likely exceed, $100,000,000.00, which damages PCI hereby seeks through this arbitration.  PCI further requests that the arbitrator award PCI its reasonable attorney's fees and costs incurred in connection with this arbitration.

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Respectfully submitted,

BRACEWELL & GIULIANI LLP

By:
Michael L. Dinnin
State Bar No.  05888100
William J. Moore
State Bar No. 24051075

1445 Ross Avenue, Suite 3800
Dallas, Texas 75202-2711
Telephone:  (214) 468-3800
Facsimile:   (214) 468-3888
E-mail
michael.dinnin@bgllp.com
will.moore@bgllp.com

ATTORNEYS FOR CLAIMANT,
PROGRESSIVE CONCEPTS, INC.

401179.5

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